                                                                Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Morgan Stanley Group Inc. of our report dated January 7, 1997, included in the 1996 Annual Report to Shareholders of Morgan Stanley Group Inc.

Our audits also included the financial statement schedule of Morgan Stanley Group Inc. listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-18005, Form S-3 No. 333-01655, Form S-3 No. 33-58611, Form
S-3 No. 33-51413, Form S-8 No. 333-08571, Form S-8 No. 33-13177, Form S-8 No.
33-37652, Form S-8 No. 33-18184, and Form S-8 No. 33-42464) of Morgan Stanley
Group Inc. and in the related Prospectuses of our report dated January 7, 1997, with respect to the consolidated financial statements and schedule of Morgan Stanley Group Inc. included and incorporated by reference in this Annual Report on Form 10-K for the fiscal year ended November 30, 1996.



New York, New York
February 27, 1997